Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Graham Corporation

20 Florence Avenue

Batavia, New York 14020

We consent to the incorporation by reference in the Registration Statement (No. 333-169015) on Form S-8 of our report dated June 21, 2012, appearing in this Annual Report on Form 11-K of the Graham Corporation Employee Stock Purchase Plan for the year ended March 31, 2012.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

June 21, 2012